UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2004

Cowlitz Bancorporation
(Exact Name of Registrant as specified in its charter)

Washington	0-23881	91 - 529841
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

927 Commerce Ave., Longview, Washington	98632
Address of Principal Executive Office	Zip Code

Registrant's telephone number including area code: 360-423-9088

(Former name or former address, if changed since last report) Not applicable

Item 7. Financial Statements and Exhibits

            (a)        Financial statements of business acquired.

                        Not applicable.

            (b)        Pro Forma Financial Information

                        Not applicable.

            (c)        Exhibits.

                        The following exhibits are being furnished herewith and this list shall constitute the exhibit index:

                        Exhibit

                        (99)     Press Release

Item 12. Results of Operations and Financial Condition

        On April 29, 2004, Cowlitz Bancorporation issued a press release with respect to financial results for the first quarter of 2004. A copy of the press release is furnished as Exhibit 99.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COWLITZ BANCORPORATION
(Registrant)

Date: April 29, 2004	By:	/s/ Richard J. Fitzpatrick
Richard J. Fitzpatrick
Chief Executive Officer

EXHIBIT 99

April 29, 2004 5:00 p.m. Pacific Time

Company Press Release

SOURCE:         Cowlitz Bancorporation

CONTACTS:     Richard J. Fitzpatrick, Chief Executive Officer
                            Donna P. Gardner, Chief Financial Officer
                            (360) 423-9800

Cowlitz Bancorporation Announces Earnings

LONGVIEW, Wash., April 29, 2004 /PRNewswire/ --

FlashResults
Cowlitz Bancorporation (NASDAQ: CWLZ)
(Numbers in Thousands, Except Per Share Data)

	Three Months Ended 3/31/04	Three Months Ended 3/31/03
Net Interest Income	$2,866	$3,128
Net Income	$397	$643
Average Diluted Shares	4,136	3,918
Diluted EPS	$0.10	$0.16

Cowlitz Bancorporation (NASDAQ: CWLZ - news) today reported net income of $397,000 or $0.10 per diluted share for the first quarter of 2004, compared to net income of $643,000 or $0.16 per diluted share during the same period of 2003.

"During 2003, our focus was to reduce the level of non-performing assets, improve upon our regulatory profile, and manage our large mortgage segment," said John S. Maring, Chairman of the Cowlitz Bank Board of Directors. "The first quarter of 2004 was dedicated to finalizing the closure of our Bay Mortgage offices in Seattle and Bellevue, and realigning our mortgage origination activities. With these efforts largely behind us, we can establish our goals and strategies for the next several years."

"We have begun the process of increasing our commercial banking presence through our Bay Bank locations in Bellevue, Portland, and Vancouver, and our Cowlitz Bank branches in Cowlitz County," said Richard J. Fitzpatrick, President and CEO of Cowlitz Bancorporation and Cowlitz Bank. "In less than a year, we have upgraded our commercial banking staff by adding eight new commercial bankers to help us reach our goals of adding quality loans to the portfolio during 2004 and beyond."

For the three months ended March 31, 2004, Cowlitz Bank added $150,000 to its provision for loan losses. This expense was offset by a $163,000 recovery of a previously charged-off loan by Cowlitz Bancorporation. The result is a credit to the provision for loan loss of $13,000 within the Company's consolidated financial statements. The loan loss provision for the three months ended March 31, 2003 was $523,000. At March 31, 2004, the loan loss reserve was $4.0 million, or 2.41% of total loans and over 150% of non-performing loans. The Company recorded net recoveries of $48,000 during the first quarter of 2004, compared to net charge-offs of $703,000 during the same period of 2003.

Total non-performing assets increased slightly to $3.4 million at March 31, 2004 compared to $3.2 million at December 31, 2003, and $5.2 million at March 31, 2003. A $1.4 million real estate loan was added to non-performing assets during March. The loan is secured by real estate with an appraised value of $2.8 million, and no loss is expected. Excluding this single loan, total non-performing assets declined by $1.2 million during the first quarter of 2004. Cowlitz' non-performing assets to total assets percentage was 1.30% at March 31, 2004 compared to 1.20% at December 31, 2003 and 1.68% at March 31, 2003.

Total assets at March 31, 2004 were $259.7 million compared to $268.8 million at December 31, 2003, and $310.7 million at March 31, 2003. The majority of the asset decline resulted from the run-off of residential mortgage loans held-for-sale consistent with the Bank's mortgage realignment strategy.

Cowlitz Bancorporation is the holding company of Cowlitz Bank. In addition to its four branches in Cowlitz County Washington, Cowlitz Bank's divisions include Bay Bank located in Bellevue and Vancouver, Washington and Portland and Wilsonville, Oregon; and Bay Mortgage, with offices in Longview and Vancouver, Washington. Cowlitz specializes in commercial banking services for Northwest businesses, professionals, and retail customers. In addition to commercial and retail banking, financial services include mortgage origination and trust services.

Forward-Looking Statements

This press release contains forward-looking statements. Statements that are not historical or current facts, including statements about beliefs and expectations, are forward-looking statements. Forward-looking statements are subject to risks and uncertainties. Actual results could differ materially from those discussed in this press release as a result of risk factors identified in the Company's Form 10-K for the year ended December 31, 2003, filed with the SEC. Specific risks in this release relate to our ability to increase our commercial banking presence and to achieve our goals and strategies including adding quality loans to the portfolio.

FINANCIAL HIGHLIGHTS
(Unaudited except December 31, 2003 results - in thousands, except per share data)
INCOME STATEMENT	Three Months Ended March 31,
	2004	2003
Interest income	$3,620	$4,659
Interest expense	754	1,531

Net interest income	2,866	3,128
Provision for loan losses	(13)	523

Net interest income after loan loss provision	2,879	2,605
Non-interest income	808	3,494
Non-interest expense	3,173	5,105

Income before provision for income taxes	514	994
Provision for income taxes	117	351

Net income	$397	$643

Basic earnings per weighted average share of common stock	$0.10	$0.17

Diluted earnings per weighted average share of common stock	$0.10	$0.16

Weighted average shares outstanding
Basic	3,906,379	3,819,424
Diluted	4,135,912	3,918,460

Actual shares outstanding	3,913,152	3,823,632
Efficiency Ratio	86.36%	77.09%
Number of full-time equivalent employees	106	179

	Three Months Ended March 31,
SELECTED AVERAGES	2004	2003
Average interest-earning assets	$234,075	$304,488
Total average assets	$258,465	$321,717
Average interest-bearing liabilities	$169,536	$242,167
Average Equity	$32,496	$31,897

BALANCE SHEET	Mar 31, 2004	Dec 31, 2003	Mar 31, 2003
Total assets	$259,704	$268,799	$310,690
Securities available for sale	$50,716	$47,000	$35,111
Securities held to maturity	$100	$8,144	$356
Loans, net of allowance for loan losses	$161,926	$159,522	$172,839
Loans held for sale	$-	$8,360	$37,155
Bank Owned Life Insurance	$8,303	$8,170	$-
Goodwill	$852	$852	$2,352
Other intangible assets	$170	$236	$435
Deposits	$220,460	$226,480	$261,650
Borrowings	$4,683	$8,617	$14,302
Equity	$32,655	$31,802	$31,860

Book value per share	$8.34	$8.16	$8.33
Tangible book value per share	$8.08	$7.88	$7.60
Tier 1 leverage capital ratio	11.95%	11.39%	8.93%

	Three Months Ended March 31,
RATIOS ANNUALIZED	2004	2003
Return on average assets	0.61%	0.80%
Return on average equity	4.89%	8.06%
Average Equity/ average assets	12.57%	9.91%
Interest rate yield on interest-earning assets	6.19%	6.12%
Interest rate expense on interest-bearing liabilities	1.78%	2.53%
Interest spread	4.41%	3.59%
Net interest margin	4.90%	4.11%

	Three Months Ended March 31,
ALLOWANCE FOR LOAN LOSSES	2004	2003
Balance at beginning of period	$3,968	$6,150
Provision for loan losses	(13)	523
Recoveries	192	8
Charge Offs	(144)	(711)

Balance at end of period	$4,003	$5,970

Loan loss allowance/gross loans	2.41%	3.34%
Loan loss allowance/non-performing loans	159.48%	156.41%

NON-PERFORMING ASSETS	Mar 31, 2004	Dec 31, 2003	Mar 31, 2003
Accruing loans - over 90 days past due	$5	$17	$549
Nonaccrual loans	2,505	1,856	3,268

Total non-performing loans	2,510	1,873	3,817
Other real estate owned	842	1,352	1,404
Other assets	-	-	-

Total non-performing assets	$3,352	$3,225	$5,221

Total non-performing assets/total assets	1.29%	1.20%	1.68%